UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 15, 2008

Dorman Products, Inc.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Comar, Pennsylvania 18915
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (215) 997-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Dorman Products, Inc., (the “Company”) issued a press release on May 15, 2008, announcing that the Company has sold the assets of its catalytic converter business to Eastern Manufacturing, Inc. (“Eastern Catalytic”) and entered into a joint venture agreement with Eastern Catalytic to mutually develop, manufacture and distribute an integrated exhaust manifold and converter product line.  Total proceeds from the sale are expected to be equal to approximately the book value of the assets on the Company’s financial statements.  The Company expects to record severance and shutdown expenses of approximately $0.3 million as a result of the sale.

Under the terms of the joint venture agreement, the Company and Eastern Catalytic will co-develop and market a line of integrated exhaust manifolds and catalytic converters for the traditional, retail and export automotive channels.  In addition, the arrangement will enable the Company to offer Eastern Catalytic’s full line of direct fit catalytic converters to the automotive aftermarket.  The Company will continue to maintain its Canadian distribution facility for its Dorman-branded line of automotive aftermarket products.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in set forth in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Forward looking statements in this Current Report on Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward looking statements which speak only as of the date hereof.  Factors that could cause actual results to differ materially include, but are not limited to, those factors discussed in the Company=s 2007 Annual Report on Form 10-K under “Item 1A - Risk Factors.”

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release titled Dorman Product announces Sale of Product Line and Joint Venture with Eastern Manufacturing, Inc. dated May 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dorman Products, Inc.

Date: May 16, 2008
	By:	/s/ Mathias Barton
	Name:	Mathias Barton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release titled Dorman Product Announces Sale of Product Line and Joint Venture with Eastern Manufacturing, Inc.